Exhibit 2.1
UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION
IN RE:

§
INTEGRATED ELECTRICAL SERVICES,	§	CASE NO. 06-30602-BJH-11
INC., ET AL.,	§	Chapter 11
§
DEBTORS.	§	(JOINTLY ADMINISTERED)
SECOND AMENDED JOINT PLAN OF
REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC.
AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
VINSON & ELKINS L.L.P.
Daniel C. Stewart
Paul E. Heath
Courtney S. Lauer
Michaela C. Crocker
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201-2975
Telephone: (214) 220-7960
Facsimile: (214) 999-7960
IES@velaw.com
Attorneys for Integrated Electrical Services, Inc. and
Certain of its Direct and Indirect Subsidiaries

Dated:	Dallas, Texas March 17, 2006

TABLE OF CONTENTS

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME	1
1.01 Definitions	1
1.02 Scope of Definitions; Rules of Construction; Rules of Interpretation; Computation of Time	13
ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS	13
2.01 Administrative Claims	13
2.02 Priority Tax Claims	14
2.03 Professional Fee Claims	14
ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS	15
3.01 Introduction	15
3.02 Summary of Classes	15
3.03 Treatment of Classified Claims and Equity Interests	15
3.04 Allowed Claims and Equity Interests	20
3.05 Postpetition Interest	20
3.06 Alternative Treatment	20
3.07 Allocation	20
ARTICLE IV MEANS FOR IMPLEMENTATION OF THIS PLAN	21
4.01 Continued Corporate Existence	21
4.02 Restructuring Transactions	21
4.03 Corporate Action; Cancellation of Securities	22
4.04 Directors and Executive Officers	22
4.05 Vesting of Options and IES Existing Restricted Common Stock; Deemed Exercise of Certain Options for IES Common Stock	23
4.06 New Securities	24
4.07 Issuance of New Securities and New Notes	25
4.08 Exit Facilities	25
4.09 2006 Long Term Incentive Plan	25
4.10 Revesting of Assets	26
4.11 Preservation of Rights of Action; Settlement of Litigation Claims	26
4.12 Exemption from Certain Transfer Taxes	26
ARTICLE V PROVISIONS GOVERNING DISTRIBUTIONS	27
5.01 Distributions for Claims and Equity Interests Allowed as of the Effective Date	27
5.02 Disbursing Agent	27
5.03 Surrender of Securities or Interests	27
5.04 Instructions to Disbursing Agent	28
5.05 Services of the Indenture Trustees	28
5.06 Record Date for Plan Distributions	28
5.07 Means of Cash Payment	28
5.08 Calculation of Distribution Amounts of New IES Common Stock	29
5.09 Delivery of Distributions; Undeliverable or Unclaimed Distributions	29
5.10 Withholding and Reporting Requirements	29
5.11 Setoffs	29

i

ARTICLE VI PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS	30
6.01 Objections to Claims; Disputed Claims	30
6.02 No Distribution Pending Allowance	30
6.03 Distributions After Allowance	30
ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	31
7.01 Assumed Contracts and Leases	31
7.02 Payments Related to Assumption of Contracts and Leases	31
7.03 Rejected Contracts and Leases	31
7.04 Claims Based upon Rejection of Executory Contracts or Unexpired Leases	31
7.05 Compensation and Benefit Plans and Treatment of Retirement Plan	32
ARTICLE VIII ACCEPTANCE OR REJECTION OF THIS PLAN	32
8.01 Classes Entitled to Vote	32
8.02 Acceptance by Impaired Classes	32
8.03 Elimination of Classes	32
8.04 Nonconsensual Confirmation	33
ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS	33
9.01 Conditions to Confirmation	33
9.02 Conditions to Effective Date	33
9.03 Effect of Failure of Conditions	34
9.04 Waiver of Conditions	34
ARTICLE X MODIFICATIONS AND AMENDMENTS; WITHDRAWAL	34
ARTICLE XI RETENTION OF JURISDICTION	35
ARTICLE XII COMPROMISES AND SETTLEMENTS	36
ARTICLE XIII MISCELLANEOUS PROVISIONS	36
13.01 Bar Date for Certain Claims	36
13.02 Payment of Statutory Fees	37
13.03 Severability of Plan Provisions	37
13.04 Successors and Assigns	37
13.05 Injunction	38
13.06 Debtors’ Releases	38
13.07 Exculpation and Limitation of Liability	39
13.08 Binding Effect	39
13.09 Revocation, Withdrawal, or Non-Consummation	39
13.10 Committees	40
13.11 Plan Supplement	40
13.12 Notices to Debtors	40
13.13 Indemnification Obligations	40
13.14 Governing Law	41
13.15 Prepayment	41
13.16 Section 1125(e) of the Bankruptcy Code	41

ii

     Integrated Electrical Services, Inc. and those direct and indirect subsidiaries set forth on Addendum 1, as debtors and debtors in possession (collectively, the “Debtors”), jointly propose the following plan of reorganization under Chapter 11 of the Bankruptcy Code.
ARTICLE I
DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME
     1.01 Definitions. The following terms used in the Plan shall have the respective meanings defined below:
     “2006 Long Term Incentive Plan” means the Long Term Incentive Plan to be adopted by the Reorganized Debtors on the Effective Date under the Plan providing for the issuance of options or other securities of up to 10% of the fully diluted shares of New IES Common Stock outstanding as of the Effective Date, and pursuant to which Restricted New IES Common Stock and the New Options will be issued.
     “Ad Hoc Committee” means the ad hoc committee of the Supporting Noteholders. Any action taken by or consent required of the Ad Hoc Committee shall be authorized if approved by the Majority Supporting Noteholders.
     “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority under section 507(a)(2) of the Bankruptcy Code, including (a) actual, necessary costs and expenses, incurred after the Commencement Date, of preserving the Debtors’ Estates and operating their businesses, including wages, salaries, or commissions for services rendered after the Commencement Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, (d) the reasonable post-petition fees and expenses of the Indenture Trustees, including any successors thereto, including reasonable attorney’s fees and expenses of such Indenture Trustees and (e) any obligations under the DIP Facility.
     “Administrative Claims Bar Date” means the date, if any, designated by the Bankruptcy Court as the last date for filing proofs of Administrative Claims against the Debtors.
     “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.
     “Allowed” means, with reference to any Claim: (a) any Claim against any Debtor that is listed by such Debtor in the Schedules, as may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and for which no contrary proof of claim or objection to claim has been timely filed; (b) any Claim allowed hereunder; (c) any Claim, or portion thereof, that is not Disputed; (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or under the Plan; or (e) any Claim which, if Disputed, has been Allowed by Final Order or ceased to be Disputed; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered an Allowed Claim hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, an Allowed Administrative Claim or Allowed Claim shall not, for any

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purpose under the Plan, include interest on such Administrative Claim or Claim from and after the Commencement Date.
     “Allowed Claim” means any Claim that has been Allowed.
     “Allowed Equity Interest” means an Equity Interest in IES that has been or hereafter is listed by IES in its books and records as liquidated in number or amount and not disputed or contingent; provided, however, that to the extent an Equity Interest is a Disputed Equity Interest, the determination of whether such Equity Interest will be Allowed and/or the amount of any such Equity Interest will be determined, resolved, or adjudicated, as the case may be, in the manner in which such Equity Interest would have been determined, resolved, or adjudicated if the Chapter 11 Cases had not been commenced; provided, however, that the Reorganized Debtors may, in their discretion, bring an objection or other motion before the Bankruptcy Court with respect to resolution of a Disputed Equity Interest.
     “Ballots” means each of the ballot forms (including Master Ballots) distributed with the Disclosure Statement to Holders of Eligible Claims and Eligible Equity Interests.
     “Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, as now in effect or hereafter amended.
     “Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, or any other court with jurisdiction over the Chapter 11 Cases.
     “Bankruptcy Rules” means collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, and the Local Rules of the Bankruptcy Court, all as now in effect or hereafter amended.
     “BofA” means Bank of America, N.A., the collateral and administrative agent under the Credit Agreement, the DIP Facility and the Revolving Exit Facility.
     “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.
     “Cash” means legal tender of the United States of America.
     “Causes of Action” means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims or causes of action whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Cases, including through the Effective Date.

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     “Certificate” means any certificate, instrument, or other document evidencing an Existing Security.
     “Chapter 11 Cases” means the jointly administered Chapter 11 cases of the Debtors.
     “CHUBB” means the Debtors’ primary surety bond provider, Federal Insurance Company, an Indiana corporation and part of the CHUBB group of insurance companies.
     “CHUBB DIP Bonding Facility” means the $48 million post-petition bonding facility with CHUBB.
     “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.
     “Class” means one of the classes of Claims or Equity Interests described in the Plan.
     “Commencement Date” means the date on which the Debtors file their voluntary petitions for relief commencing the Chapter 11 Cases.
     “Committee” means any official committee of creditors appointed in the Chapter 11 Cases, as such committee may be reconstituted from time to time.
     “Confirmation” means the Bankruptcy Court’s confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code.
     “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.
     “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider Confirmation of the Plan, as it may be adjourned or continued from time to time.
     “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.
     “Credit Agreement” means that certain Loan and Security Credit Agreement, dated as of August 1, 2005, among IES and certain of the IES Subsidiaries, as borrowers or guarantors thereunder, the several banks and other financial institutions from time to time parties thereto, and BofA, as administrative agent, and all related guaranty, security, and other documents executed in connection therewith.
     “Credit Agreement Claim” means a Claim arising under the Credit Agreement.
     “Cure” means the payment of Cash by a Debtor, or the Distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume such contract or lease under section 365(a) of the Bankruptcy Code.

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     “Debtor” means each of IES and the IES Subsidiaries on and after the Commencement Date, and “Debtors” means all of them collectively, and when the context so requires, in their capacity as debtors and debtors in possession under sections 1107 and 1108 of the Bankruptcy Code.
     “DIP Agent” means BofA as administrative agent for the DIP Lenders.
     “DIP Commitment Letter” means the letter between IES and BofA setting forth the general terms and conditions of the DIP Facility.
     “DIP Credit Agreement” means the credit agreement with respect to the DIP Facility.
     “DIP Credit Documents” means the DIP Credit Agreement and related guaranty, security and other documents in form and substance reasonably satisfactory to the DIP Lenders and the DIP Agent.
     “DIP Effective Date” means the date upon which all conditions precedent to the effectiveness of the DIP Credit Documents are satisfied or waived in writing by the DIP Lenders.
     “DIP Facility” means that certain $80 million revolving loan and letter of credit facility as described in the DIP Commitment Letter.
     “DIP Lenders” means the lenders under the DIP Credit Documents.
     “Disallowed Claim” means any Claim against any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the Holder thereof.
     “Disallowed Equity Interest” means any Equity Interest in any Debtor that has been disallowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the Holder thereof.
     “Disbursing Agent” means the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, and approved by the Bankruptcy Court if other than a Debtor, to serve as a disbursing agent under the Plan.
     “Disclosure Statement” means the disclosure statement relating to and describing the Plan, as amended, supplemented or modified from time to time, that is distributed in accordance with sections 1125 and/or 1145 of the Bankruptcy Code and Bankruptcy Rule 3018.
     “Disputed” means, with respect to any Claim or Equity Interest, any Claim or Equity Interest to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or that is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation, or dispute has not been settled, waived, withdrawn, or determined by a Final Order. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing, if any, and Disputed as to the excess.

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     “Distribution” means any distribution made under the Plan to the Holders of Allowed Claims or Allowed Equity Interests.
     “Distribution Date” means the date, occurring as soon as reasonably practicable after the Effective Date, on which the Disbursing Agent first makes Distributions to Holders of Allowed Claims and Allowed Equity Interests, if any, as provided in the Plan.
     “Effective Date” means the first Business Day (a) on which all conditions to the Plan’s consummation set forth in Article 9.02 have been satisfied or waived and (b) that is the date on which the Plan is substantially consummated.
     “Eligible Claims” means the Senior Subordinated Note Claims and the Senior Convertible Note Claims, the Holders of which are entitled to vote under Article 8.01 of the Plan to accept or reject the Plan.
     “Eligible Equity Interests” means the IES Common Stock Interests, the Holders of which are entitled to vote under Article 8.01 of the Plan to accept or reject the Plan.
     “Employments Agreements” means the employment agreements to be assumed by the Debtors.
     “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.
     “Equity Committee” means the Official Committee of Equity Holders appointed by the United States Trustee on March 8, 2006.
     “Equity Interests” means IES Common Stock Interests, IES Other Equity Interests, and IES Subsidiary Debtor Interests.
     “Estate” means the estate of any of the Debtors in the Chapter 11 Cases, and “Estates” means, collectively, the estates of all of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.
     “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended.
     “Existing Securities” means all Equity Interests, Senior Subordinated Notes, and Senior Convertible Notes.
     “Face Amount” means when used in reference to (a) a Disputed Claim, the full stated amount claimed by the Holder thereof in any proof of Claim timely filed with the Bankruptcy Court, (b) an Allowed Claim, the Allowed amount thereof, and (c) an Equity Interest, the number of shares evidencing such Equity Interests.
     “Final Order” means (a) an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or (b) in the event that an appeal, petition for certiorari, or

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motion for reargument or rehearing has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or Rule 9024 of the Bankruptcy Rules may be filed with respect to such order.
     “Financial Projections” means the projected financial information attached to the Disclosure Statement as Exhibit C that projects the financial performance of the Reorganized Debtors through September 30, 2010, and is based upon information available as of March 7, 2006.
     “Holder” and, collectively, “Holders,” means a Person or Entity legally or beneficially, as applicable, holding a Claim or Equity Interest.
     “IES” means Integrated Electrical Services, Inc., a Delaware corporation.
     “IES Common Stock” means, without duplication, (i) IES’s common stock, par value $0.01 per share, including all of IES’s restricted voting common stock, issued and outstanding immediately before the Effective Date, (ii) the IES Existing Restricted Common Stock and (iii) the IES Existing Option Shares.
     “IES Common Stock Interests” means all of the IES Common Stock.
     “IES Existing Option Shares” means shares of IES common stock, par value $0.01 per share, (i) issued and outstanding immediately before the Effective Date as a result of the exercise of options to purchase IES common stock after February 6, 2006 or (ii) deemed to be issued and outstanding immediately before the Effective Date as a result of the deemed exercise of options pursuant to the provisions of Article 4.05 of the Plan.
     “IES Existing Restricted Common Stock” means IES’s restricted common stock issued pursuant to IES’s existing long-term incentive plans and related agreements, which restricted common stock is issued and outstanding (or issued and held in treasury) immediately before the Effective Date and will become fully vested on the Effective Date pursuant to the provisions of Article 4.05 of the Plan.
     “IES Other Equity Interests” means collectively, (a) all incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Debtor-sponsored stock option plans, (b) any other options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Effective Date, and (c) all IES common stock issued and held in treasury as of immediately before the Effective Date, except for any shares of IES Existing Restricted Common Stock.
     “IES Subsidiary Debtor Interests” means all of the authorized, issued and outstanding equity securities and the partnership and member interests of the IES Subsidiaries.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED
ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 6 of 53

     “IES Subsidiary Guarantees” means the guarantees of certain IES Subsidiaries of IES’s obligations under (a) the Credit Agreement, (b) the Senior Convertible Notes Indenture, (c) the Senior Subordinated Notes Indenture, or (d) the CHUBB Facility.
     “IES Subsidiaries” means those direct and indirect subsidiaries of IES set forth on Addendum 1.
     “Initial Vesting Date” means January 1, 2007.
     “Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
     “Impaired Claim” means a Claim classified in an Impaired Class.
     “Impaired Class” means each of Classes 6, 8, and 9, as set forth in Article III of the Plan and Class 5 to the extent that the Debtors elect to give the Holders of Claims in such Class the New Notes in exchange for such claims.
     “Indenture Trustees” means, collectively, the Senior Convertible Notes Indenture Trustee and the Senior Subordinated Notes Indenture Trustee.
     “Lien” means any lien, lease, right of first refusal, servitude, claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust, and/or any other encumbrance, restriction or limitation whatsoever.
     “Majority Supporting Noteholders” means, as of any date of determination, Supporting Noteholders who hold at least fifty-one percent (51%) in aggregate principal amount of the Senior Subordinated Notes held by all of the Supporting Noteholders.
     “Master Ballot” means each of the ballot forms distributed with the Disclosure Statement to a Nominee.
     “New IES Common Stock” means all of the new common stock, par value $0.01 per share, authorized by the Plan to be issued by Reorganized IES following the Effective Date.
     “New IES Subsidiary Guarantees” means the guarantees by certain of the Reorganized IES Subsidiaries of Reorganized IES’s obligations under the New Notes, which will be given if the Debtors elect (in the event the Term Exit Facility does not close on or before the Effective Date) to give the Holders of the Senior Convertible Notes the New Notes in exchange for the Senior Convertible Note Claims, and which will be in substantially the same form as the existing IES Subsidiary Guarantees of the Senior Convertible Notes.
     “New Notes” means the notes that, at the election of the Debtors, if the Term Exit Facility does not close on or before the Effective Date, may be delivered to each Holder of an Allowed Senior Convertible Note Claim in exchange for such Allowed Claim that will have a value, as of the Effective Date, equal to such Allowed Claim, and which will be in substantially the form of Exhibit G to the Disclosure Statement. The New Notes will (i) be in the aggregate

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ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 7 of 53

principal amount of approximately $51 million, (ii) have a five (5) year term, and (iii) have an interest rate of 9.75%, with accrued interest payable semi-annually.
     “New Options” means the options authorized hereunder to be issued by Reorganized IES to purchase New IES Common Stock pursuant to the provisions of the 2006 Long Term Incentive Plan, which will be issued with an exercise price equal to the fair market value of the Reorganized IES shares as of the date of issuance and with vesting provisions to be determined by the board of directors of Reorganized IES, or, in the case of C. Byron Snyder, with an exercise price and vesting provisions set forth in the form of option agreement attached to the Employment Agreement between IES and C. Byron Snyder.
     “New Securities” means, collectively, the New IES Common Stock and the Restricted New IES Common Stock.
     “Nominee” means a bank, brokerage firm or other nominee holding Eligible Claims or Eligible Equity Interests in its own name on behalf of a beneficial owner, or any agent thereof.
     “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.
     “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.
     “Plan” means this chapter 11 plan of reorganization, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.
     “Plan Supplement” means the compilation of documents, including Reorganized IES’s bylaws, Reorganized IES’s certificate of incorporation, the Registration Rights Agreement, the 2006 Long Term Incentive Plan, the form of Restricted New IES Common Stock Agreement, the list of proposed directors of Reorganized IES, the Employment Agreement between IES and C. Byron Snyder, and the schedule of executory contracts and unexpired leases to be rejected by the Debtors, to be filed with the Bankruptcy Court.
     “Plan Support Agreement” means the Plan Support Agreement, dated as of February 13, 2006, among IES and the Supporting Noteholders.
     “Postpetition Interest” means interest accruing after the Commencement Date on a Claim.
     “Priority Tax Claim” means any Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.
     “Professional” means a professional Person, as that term is used in sections 327 and 1103 of the Bankruptcy Code.
     “Professional Fee Claim” means a Professional’s Claim for compensation or reimbursement of costs and expenses relating to services performed on and after the Commencement Date and before and including the Confirmation Date.

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     “Pro Rata” means at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims or Disputed Equity Interests, but excluding Disallowed Claims or Disallowed Equity Interests) in that particular Class, unless the Plan provides otherwise.
     “Record Date for Plan Distribution” means, for purposes of receiving a Distribution on account of a non-securities Claim, only, under the Plan, the date that is the second Business Day after the Confirmation Date.
     “Registration Rights Agreement” means the agreement between Reorganized IES and certain holders of New IES Common Stock that will govern the registration rights of the New IES Common Stock substantially in the form filed with the Plan Supplement on the date of the commencement of solicitation of acceptances of this Plan.
     “Reinstated” or “Reinstatement” means rendering a Claim or Equity Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code.
     “Reorganized Debtor” means each of Reorganized IES and the Reorganized Subsidiaries, and “Reorganized Debtors” means all of them collectively.
     “Reorganized IES” means IES, on and after the Effective Date.
     “Reorganized Subsidiaries” means those direct and indirect subsidiaries of IES that are set forth on Addendum 1 hereto, on and after the Effective Date.
     “Requisite Acceptances” means (i) with respect to either of the Impaired Classes 5 or 6, acceptance of the Plan by (a) Holders of at least two-thirds (2/3) in amount of Allowed Claims in such Impaired Class of Claims actually voting and (b) the Holders of more than one-half (1/2) in number of Allowed Claims in such Impaired Class of Claims actually voting and (ii) with respect to the Impaired Class 8, acceptance of the Plan by Holders of at least two-thirds (2/3) in amount of Allowed Equity Interests in such Impaired Class of Equity Interests actually voting, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.
     “Restricted New IES Common Stock” means all of the restricted shares of New IES Common Stock, par value $0.01 per share, authorized by the Plan to be issued by Reorganized IES under the 2006 Long Term Incentive Plan.
     “Restricted New IES Common Stock Agreement” means the agreement to be entered into between grantees of Restricted New IES Common Stock and Reorganized IES pursuant to the 2006 Long Term Incentive Plan.
     “Restructuring Transactions” means collectively, the transactions and transfers described in Article IV of the Plan.
     “Revolving Exit Facility Agent” means BofA, as administrative agent for the Revolving Exit Facility Lenders.

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     “Revolving Exit Facility Commitment Letter” means the commitment letter between IES and the Revolving Exit Facility Lenders setting forth the general terms and conditions of the Revolving Exit Facility.
     “Revolving Exit Facility Credit Agreement” means the credit agreement with respect to the Revolving Exit Facility.
     “Revolving Exit Facility Credit Documents” means the Revolving Exit Facility Credit Agreement and related guaranty, security, and other documents in form and substance reasonably satisfactory to the Revolving Exit Facility Lenders and the Revolving Exit Facility Agent.
     “Revolving Exit Facility” means that certain credit facility described in the Revolving Exit Facility Commitment Letter.
     “Revolving Exit Facility Lenders” means the lenders under the Revolving Exit Facility Credit Documents.
     “Scarborough” means Edward C. Scarborough, as individual surety, the surety bond provider under the Scarborough DIP Bonding Facility.
     “Scarborough DIP Bonding Facility” means the $100 million post-petition bonding facility with Scarborough.
     “Schedules” means the schedule of assets and liabilities and the statements of financial affairs filed by the Debtors as the same may have been or may be amended, modified, or supplemented.
     “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended.
     “Secured Claim” means a Claim that is secured by a Lien that is valid, perfected and enforceable, and not avoidable, upon property in which a Debtor has an interest, to the extent of the value, as of the Effective Date, of such interest or Lien as determined by a Final Order pursuant to section 506 of the Bankruptcy Code, or as otherwise agreed to in writing by a Debtor or Reorganized Debtor and the Holder of such Claim.
     “Securities Litigation Claim” means any Claim against any of the Debtors, individually or collectively, whether or not the subject of an existing lawsuit, arising from rescission of a purchase or sale of shares, notes, interests, partnership interests, or any other security of the Debtors or an Affiliate of any of the Debtors, for damages arising from the purchase or sale of any such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of any such Claim as provided in section 510(b) of the Bankruptcy Code, including claims based on allegations that the Debtors made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities.
     “Senior Convertible Note Claim” means any Claim against any of the Debtors arising under the Senior Convertible Notes, the Senior Convertible Notes Indenture or any ancillary agreement.

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     “Senior Convertible Notes” means the 6.5% senior unsecured convertible notes due 2014 in the aggregate principal amount of $50 million issued by IES under the Senior Convertible Notes Indenture.
     “Senior Convertible Notes Indenture” means that certain Indenture dated as of November 24, 2004, by and between IES and the Senior Convertible Notes Indenture Trustee.
     “Senior Convertible Notes Indenture Trustee” means The Bank of New York, as Indenture Trustee for the Senior Convertible Notes or any successor to such indenture trustee.
     “Senior Secured Debt” means all obligations arising under the Credit Agreement.
     “Senior Secured Lenders” means the Holders of Claims under the Credit Agreement.
     “Senior Subordinated Note Claim” means any Claim against any of the Debtors arising under the Senior Subordinated Notes, the Senior Subordinated Notes Indenture or any ancillary agreement.
     “Senior Subordinated Notes” means the 9 3/8% senior unsecured notes due 2009 of IES in the aggregate principal amount of $172.9 million issued by IES under the Senior Subordinated Notes Indenture.
     “Senior Subordinated Notes Indenture” means, collectively, (a) that certain Indenture dated as of January 28, 1999, by and between IES and the Senior Subordinated Notes Indenture Trustee and (b) that certain Indenture, dated as of May 29, 2001, by and between IES and the Senior Subordinated Notes Indenture Trustee.
     “Senior Subordinated Notes Indenture Trustee” means U.S. Bank, as Indenture Trustee for the Senior Subordinated Notes or any successor to such indenture trustee.
     “Solicitation” means the solicitation by the Debtors from Holders of Eligible Claims and Eligible Equity Interests of acceptances of the Plan pursuant to section 1126(b) of the Bankruptcy Code.
     “Solicitation Agent” means Financial Balloting Group LLC.
     “Solicitation Package” means the package provided by IES that includes the Plan, the Disclosure Statement and related materials and, where appropriate, Ballots.
     “Subordinated Claim” means any Securities Litigation Claim or any other Claim arising from rescission of a purchase or sale of a security of any of the Debtors or an Affiliate of any of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim that is determined to be subordinated to other Claims pursuant to section 510(b) of the Bankruptcy Code.
     “Supporting Noteholders” means those Holders of Senior Subordinated Notes, or their permitted successors and assigns, that executed the Plan Support Agreement.

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     “SureTec” means one of the Debtors’ surety bond providers, SureTec Insurance Company.
     “SureTec DIP Bonding Facility” means the $10 million post-petition bonding facility with SureTec.
     “Term Exit Facility” means that certain credit facility described in the Term Exit Facility Commitment Letter.
     “Term Exit Facility Agent” means the administrative agent for the Term Exit Facility Lenders.
     “Term Exit Facility Commitment Letter” means the commitment letter between IES and the Term Exit Facility Lenders setting forth the general terms and conditions of the Term Exit Facility.
     “Term Exit Facility Credit Agreement” means the credit agreement with respect to the Term Exit Facility.
     “Term Exit Facility Credit Documents” means the Term Exit Facility Credit Agreement and related guaranty, security, and other documents in form and substance reasonably satisfactory to the Term Exit Facility Lenders and the Term Exit Facility Agent.
     “Term Exit Facility Lenders” means the lenders under the Term Exit Facility Credit Documents.
     “Unimpaired” means, with respect to a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests), a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests) that is not impaired within the meaning of section 1124 of the Bankruptcy Code.
     “Unimpaired Class” means each of Classes 1, 2, 3, 4, 7, and 10, as set forth in Article III of the Plan.
     “Unsecured Claim” means an unsecured Claim, other than a Senior Convertible Note Claim or a Senior Subordinated Note Claim, that is not entitled to priority under section 507 of the Bankruptcy Code.
     “Voting Deadline” means 5:00 p.m., prevailing New York time, on April 19, 2006; the date and time by which the Ballots must be received by the Solicitation Agent.
     “Voting Notes” means the Senior Convertible Notes and the Senior Subordinated Notes, the Holders of which are entitled to vote to accept or reject the Plan.
     “Voting Record Date” means March 10, 2006; the date for the determination of Holders of record of Eligible Claims and Eligible Equity Interests entitled to receive the Solicitation Package and vote on the Plan.

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     1.02 Scope of Definitions; Rules of Construction; Rules of Interpretation; Computation of Time.
          a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, schedule, or exhibit references in this Plan are to the respective section in, article of, or schedule or exhibit to this Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used in this Plan that is not defined in this Plan shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.
          b) In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply. Unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions. Any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan. Any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s legal successors and assigns.
          c) This Plan is the product of extensive discussions and arm’s-length negotiations between and among the Debtors and the Supporting Noteholders. Each of the foregoing was represented by counsel who either (i) participated in the formulation and documentation of or (ii) was afforded the opportunity to review and provide comments on, the Plan, the Disclosure Statement, and the other relevant and necessary documents ancillary thereto, as applicable. To the extent that the provisions of this Plan conflict or are inconsistent with the provisions set forth in the Plan Supplement, including any provision of the DIP Credit Documents, the Revolving Exit Facility Credit Documents, or the Term Exit Facility Credit Documents, the terms of such document, as applicable, shall govern.
ARTICLE II
TREATMENT OF UNCLASSIFIED CLAIMS
     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on this Plan.
     2.01 Administrative Claims. Except to the extent that any Entity entitled to payment of any Allowed Administrative Claim agrees to a less favorable treatment, each Holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of its Allowed Administrative Claim, on the latest of (a) the Distribution Date, (b) the date on which its Administrative Claim becomes an Allowed

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Administrative Claim, or (c) the date on which its Administrative Claim becomes payable under any agreement relating thereto, or as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, any Allowed Administrative Claim based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases, including but not limited to the reasonable fees and expenses incurred after the Commencement Date by the Indenture Trustees, shall be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, in accordance with the terms and conditions of any agreement relating thereto or upon such other terms as may be agreed upon between the Holder of such Claim and the Debtors, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court.
     2.02 Priority Tax Claims. On the later of (a) the Distribution Date or (b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (x) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (y) such other treatment as to which the Debtors and such Holder shall have agreed upon in writing.
     2.03 Professional Fee Claims. Unless otherwise ordered by the Court, the Holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by no later than the date that is sixty (60) days after the Effective Date, or such other date that may be fixed by the Bankruptcy Court. If granted by the Bankruptcy Court, such award shall be paid in full in such amount as is Allowed by the Bankruptcy Court either (a) on the date such Professional Fee Claim becomes an Allowed Professional Fee Claim, or as soon as reasonably practicable thereafter, or (b) upon such other terms as may be mutually agreed upon between such Holder of an Allowed Professional Fee Claim and the Debtors. Requests for compensation under section 503(b)(3) and (4) of the Bankruptcy Code must be filed with the Bankruptcy Court and served on the Debtors, any Committee appointed in the Chapter 11 Cases, the Equity Committee, and other parties in interest by the Administrative Claims Bar Date. Notwithstanding the foregoing, and in the event that the applications to retain (i) Weil, Gotshal & Manges LLP, as counsel to the Committee and/or (ii) Conway, Del Genio, Gries & Co., LLC, as financial advisors to the Committee are not approved by the Bankruptcy Court, the reasonable fees and expenses incurred after the Commencement Date by (x) Weil, Gotshal & Manges LLP as counsel to the Ad Hoc Committee, and (y) Conway, Del Genio, Gries & Co., LLC, as financial advisors to the Ad Hoc Committee, in accordance with their respective agreements with IES, shall both be paid by the Debtors or the Reorganized Debtors as Administrative Claims in the ordinary course of the Debtors’ businesses, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing, unless specifically required by the Bankruptcy Court. If the Debtors or the Reorganized Debtors and any such professional cannot agree on the amount of fees and expenses to be paid to such party, the amount of fees and expenses shall be determined by the Bankruptcy Court. If any fees and expenses have not been paid to Weil, Gotshal & Manges LLP and/or Conway, Del Genio, Gries & Co., LLC in the ordinary course and the parties do not disagree as to the appropriate amounts payable, such fees and expenses shall be paid by the Reorganized Debtors on the Effective Date (unless the Bankruptcy Court has otherwise specifically required a hearing on the payment of such amounts). The payment of the Weil, Gotshal & Manges LLP and Conway, Del Genio,

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Gries & Co., LLC fees and expenses under this Article 2.03 are part of the overall settlement embodied by the Plan among the Supporting Noteholders and the Debtors.
ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS
     3.01 Introduction. This Plan places all Claims and Equity Interests, except unclassified Claims provided for in Article II, in the Classes listed below. A Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.
2p 3.02 Summary of Classes.

CLASS	DESIGNATION	IMPAIRMENT	ENTITLED TO VOTE

Class 1	Priority Claims	Unimpaired	No (deemed to accept)
Class 2	Credit Agreement Claims	Unimpaired	No (deemed to accept)
Class 3	Secured Claims	Unimpaired	No (deemed to accept)
Class 4	Unsecured Claims	Unimpaired	No (deemed to accept)
Class 5	Senior Convertible Note Claims	Impaired	Yes
Class 6	Senior Subordinated Note Claims	Impaired	Yes
Class 7	Subordinated Claims	Unimpaired	No (deemed to accept)
Class 8	IES Common Stock Interests	Impaired	Yes
Class 9	IES Other Equity Interests	Impaired	No (deemed to reject)
Class 10	IES Subsidiary Debtor Interests	Unimpaired	No (deemed to accept)
     3.03 Treatment of Classified Claims and Equity Interests
          a) CLASS 1— PRIORITY CLAIMS
               i) Claims in Class: Priority Claims are Claims that are accorded priority in right of payment under section 507(a) of the Bankruptcy Code (other than Allowed Administrative Claims and Allowed Priority Tax Claims).
               ii) Treatment: On the later of (i) the Distribution Date or (ii) the date on which its Priority Claim becomes an Allowed Priority Claim, or, in each case, as soon as reasonably practicable thereafter, each Holder of an unpaid Allowed Priority Claim against the Debtors shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Claim, Cash equal to the full amount of its Allowed Priority Claim.
               iii) Voting: Class 1 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Priority Claim in Class 1 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

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          b) CLASS 2 — CREDIT AGREEMENT CLAIMS
               i) Claims in Class: Class 2 consists of all Allowed Credit Agreement Claims, to the extent outstanding and not refinanced in full from the proceeds of the DIP Facility.
               ii) Treatment: Unless otherwise agreed to by the Holders of any Allowed Credit Agreement Claim, on the Effective Date, or as soon as reasonably practicable thereafter, (i) the Holder of any noncontingent Allowed Credit Agreement Claim that has not been refinanced in full pursuant to the DIP Facility shall receive Cash in an amount equal to one hundred percent (100%) of such Holder’s remaining Allowed Credit Agreement Claim, and (ii) all letters of credit issued and outstanding under the Credit Agreement that have not been subsumed in DIP Facility shall be replaced by the Reorganized Debtors. All IES Subsidiary Guarantees of obligations under the Credit Agreement shall be terminated; provided that all Allowed Credit Agreement Claims are refinanced in full and/or eliminated by the replacement of the outstanding letters of credit.
               iii) Voting: Class 2 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Credit Agreement Claim in Class 2 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          c) CLASS 3 — SECURED CLAIMS
               i) Claims in Class: Class 3 consists of all Allowed Secured Claims, other than Claims in Class 2, including, but not limited to, the Allowed Secured Claims of CHUBB and SureTec, if any.
               ii) Treatment: On the later of (x) the Effective Date, (y) the date on which a Secured Claim becomes an Allowed Secured Claim, or (z) such other date as may be ordered by the Bankruptcy Court, or, in each case, as soon as reasonably practicable thereafter, each Allowed Secured Claim shall be, at the election of the Debtors, (i) Reinstated, (ii) paid in Cash, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Secured Claim together with accrued post-Commencement Date interest, (iii) satisfied by the Debtors’ surrender of the collateral securing such Allowed Secured Claim, or (iv) offset against, and to the extent of, the Debtors’ claims against the Holder of such Allowed Secured Claim. To the extent that any Allowed Secured Claim is Reinstated under the Plan, the IES Subsidiary Guarantees (if any) of such Allowed Secured Claim shall be Reinstated as well.
               iii) Voting: Class 3 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Secured Claim in Class 3 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

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          d) CLASS 4 — UNSECURED CLAIMS
               i) Claims in Class: Class 4 consists of all Allowed Unsecured Claims, other than Claims in Classes 5, 6, or 7.
               ii) Treatment: Except to the extent that any Entity entitled to payment of any Allowed Unsecured Claim agrees to a less favorable treatment, each Holder of an Allowed Unsecured Claim shall, at the election of the Debtors, on the Effective Date or as soon as reasonably practicable thereafter: (x) receive Cash equal to the unpaid amount of such Claim or (y) have such Claim Reinstated. The Debtors will have paid a substantial portion, if not all, of the undisputed and liquidated Allowed Class 4 Claims in the ordinary course of business prior to Confirmation.
               iii) Voting: Class 4 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Unsecured Claim in Class 4 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          e) CLASS 5 — SENIOR CONVERTIBLE NOTE CLAIMS
               i) Claims in Class: Class 5 consists of all Allowed Senior Convertible Note Claims.
               ii) Treatment: On the later of (x) the Effective Date, (y) the date on which a Senior Convertible Note Claim becomes an Allowed Senior Convertible Note Claim, or (z) such other date as may be ordered by the Bankruptcy Court, and, solely with respect to clauses (y) and (z) above, within five (5) business days thereafter, each Allowed Senior Convertible Note Claim shall be paid in Cash from the proceeds of the Term Exit Facility, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Senior Convertible Note Claim; provided, however, that if the Term Exit Facility does not close on or before the Effective Date, the Debtors shall have the right to request a hearing (the “Contingency Hearing”) before the Bankruptcy Court to be convened upon not less than thirty-five (35) days advance written notice to the Senior Convertible Notes Indenture Trustee and the Holders of Allowed Senior Convertible Note Claims, to either (x) Reinstate the Allowed Senior Convertible Notes (the “Reinstatement Treatment”) or (y) exchange each Allowed Senior Convertible Note Claim for a Pro Rata share of the New Notes in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Senior Convertible Note Claim (the “New Note Exchange Treatment”). In the event the Senior Convertible Notes are Reinstated, the IES Subsidiary Guarantees of the Senior Convertible Note Claims will be Reinstated as well. In the event New Notes are issued in exchange for Class 5 Claims, New IES Subsidiary Guarantees will be given by the same IES Subsidiaries that guaranteed IES’s obligations under the Senior Convertible Notes Indenture.
               iii) Voting: Class 5 may be Impaired by the Plan in the event that the Debtors elect to give the Holders of Claims in Class 5 the New Notes in exchange for such Claims. Therefore, the Holders of Claims in Class 5 are being solicited for votes in favor of the Plan. To the extent the treatment of Class 5 Claims elected by the Debtors is determined by the

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Bankruptcy Court to render the Holders of such Claims Unimpaired, the Holders of Claims in Class 5 will be conclusively presumed to have accepted the Plan notwithstanding that any Holder of a Claim in Class 5 may have voted to reject the Plan.
               iv) Reservation of Rights: Until the Bankruptcy Court has scheduled a Contingency Hearing and set an objection deadline with respect to such hearing, (i) neither the Senior Convertible Notes Indenture Trustee nor any Holder of a Senior Convertible Note Claim shall be required to assert any objections concerning the confirmability of the Plan, and (ii) the Debtors will not adduce any evidence or advance any legal arguments concerning the propriety, under Bankruptcy Code section 1129 or otherwise, of the Reinstatement Treatment or the New Note Exchange Treatment, nor shall the Senior Convertible Notes Indenture Trustee nor any Holder of a Senior Convertible Note Claim object to the Plan on the basis of the Reinstatement Treatment or New Note Exchange Treatment prior to receiving written notice of the Reinstatement Treatment or the New Note Exchange Treatment as set forth in sub-paragraph (ii) above. If the Bankruptcy Court convenes a Contingency Hearing, none of the Bankruptcy Court, the Senior Convertible Notes Indenture Trustee or the Holders of Senior Convertible Note Claims shall be bound in any manner by legal or factual determinations made by the Bankruptcy Court at the Confirmation Hearing. Without limiting the foregoing in any respect, if a Contingency Hearing is convened, the Senior Convertible Notes Indenture Trustee and each Holder of a Senior Convertible Note Claim shall have the right to challenge the confirmability of the Plan on any ground which they have standing to raise, and the Bankruptcy Court shall (a) consider their objections de novo and determine the merits of any such objections (and the legal consequences of the vote of any Holder of a Senior Convertible Note Claim) as if they were raised at the Confirmation Hearing, and (b) determine, inter alia, the issue of whether the Plan treatment of the Senior Convertible Note Claims constitutes “unfair discrimination” pursuant to section 1129(b) of the Bankruptcy Code as if all Claims paid pursuant to the Order Authorizing Payment of Undisputed General Unsecured Claims in the Ordinary Course of Business [Docket No. 56] were to be paid in Cash pursuant to the Plan. The Holders of the Senior Convertible Note Claims withdraw all objections to the Disclosure Statement. The Senior Convertible Notes Indenture Trustee and any Holder of a Senior Convertible Note Claim shall reserve their rights to assert that Holders of Senior Convertible Note Claims are entitled to be paid any and all amounts, including without limitation, principal, interest, fees, liquidated damages and other charges, to which the Holders of Senior Convertible Note Claims or the Senior Convertible Notes Indenture Trustee are determined to be entitled under the terms of any operative lending document, including, without limitation, the Senior Convertible Notes Indenture, the Senior Convertible Notes, the Bankruptcy Code, other applicable law, or otherwise.
          f) CLASS 6 — SENIOR SUBORDINATED NOTE CLAIMS
               i) Claims in Class: Class 6 consists of all Allowed Senior Subordinated Note Claims. On the Effective Date, the Senior Subordinated Note Claims shall be deemed Allowed in the aggregate principal amount of approximately $173 million plus accrued and unpaid interest thereon through the Commencement Date.
               ii) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, Holders of Allowed Senior Subordinated Note Claims shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Senior

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Subordinated Note Claims, their Pro Rata share of eighty-two percent (82%) of the New IES Common Stock, subject to dilution by the issuance of shares of New IES Common Stock upon the exercise of the New Options. The IES Subsidiary Guarantees of the Senior Subordinated Note Claims shall be terminated and forever discharged as of the Effective Date.
               iii) Voting: Class 6 is Impaired by the Plan. Each Holder of an Allowed Senior Subordinated Note Claim in Class 6 is entitled to vote to accept or reject the Plan.
          g) CLASS 7 — SUBORDINATED CLAIMS
               i) Claims in Class: Class 7 consists of all Allowed Subordinated Claims.
               ii) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, each Holder of an Allowed Subordinated Claim shall have its Claim Reinstated.
               iii) Voting: Class 7 is Unimpaired by the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an Allowed Subordinated Claim in Class 8 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
          h) CLASS 8 — IES COMMON STOCK INTERESTS
               i) Equity Interests in Class: Class 8 consists of all Allowed IES Common Stock Interests.
               ii) Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, all existing Allowed IES Common Stock Interests will be cancelled, and Holders of Allowed IES Common Stock Interests will receive, in exchange for such Allowed IES Common Stock Interests, their Pro Rata share of fifteen percent (15%) of the New IES Common Stock, subject to dilution by the issuance of shares of New IES Common Stock upon the exercise of the New Options.
               iii) Voting: Class 8 is Impaired by the Plan. Each Holder of an Allowed IES Common Stock Interest in Class 8 is entitled to vote to accept or reject the Plan.
          i) CLASS 9 — IES OTHER EQUITY INTERESTS
               i) Equity Interests in Class: Class 9 consists of all IES Other Equity Interests. For avoidance of doubt, the IES Other Equity Interests will include all options to purchase IES Common Stock that, immediately prior to the Effective Date, are issued and outstanding but have not been exercised in accordance with the terms and conditions of the applicable IES long-term incentive plans and related agreements pursuant to which such options were granted or that have not been deemed exercised pursuant to Article 4.05 of the Plan or that have been deemed under the provisions of Article 4.05 of the Plan to be IES Other Equity Interests.

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               ii) Treatment: On the Effective Date, all IES Other Equity Interests shall be cancelled, and the Holders of IES Other Equity Interests shall not receive or retain any property or interest in property on account of their IES Other Equity Interests.
               iii) Voting: Holders of IES Other Equity Interests shall receive no Distribution under the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, each Holder of an IES Other Equity Interest in Class 9 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.
          j) CLASS 10 — IES SUBSIDIARY DEBTOR INTERESTS
               i) Equity Interests in Class: Class 10 consists of all IES Subsidiary Debtor Interests.
               ii) Treatment: On the Effective Date, all IES Subsidiary Debtor Interests shall be Reinstated and shall vest in Reorganized IES, or the respective Reorganized Debtors, as the case may be.
               iii) Voting: Holders of IES Subsidiary Debtor Interests are Unimpaired. Pursuant to section 1126(f) of the Bankruptcy Code, each Holder of an IES Subsidiary Debtor Interest in Class 10 is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.
     3.04 Allowed Claims and Equity Interests. Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make Distributions on account of Allowed Claims and Allowed Equity Interests. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing and Disputed as to the remainder.
     3.05 Postpetition Interest. In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all prepetition Unsecured Claims against the Debtors shall be calculated as of the Commencement Date. Except as otherwise explicitly provided in this Plan, in section 506(b) of the Bankruptcy Code, or by Final Order, no Holder of a prepetition Claim shall be entitled to or receive interest on such Claim after the Commencement Date.
     3.06 Alternative Treatment. Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim may receive, instead of the Distribution or treatment to which it is entitled hereunder, any other Distribution or treatment to which it, the Debtors and the Ad Hoc Committee may agree to in writing; provided, however, that such other Distribution or treatment shall not provide a return having a present value in excess of the present value of the Distribution or treatment that otherwise would be given such Holder pursuant to this Plan.
     3.07 Allocation. The value of any New IES Common Stock received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.

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ARTICLE IV
MEANS FOR IMPLEMENTATION OF THIS PLAN
     4.01 Continued Corporate Existence. The Reorganized Debtors shall continue to exist after the Effective Date as separate Entities in accordance with the applicable law in the applicable jurisdiction in which they were formed under their respective certificates of incorporation, limited partnership, or formation, as applicable, and bylaws or similar organizational documents, as applicable, in effect before the Effective Date except as their certificates of incorporation, limited partnership, or formation and bylaws or similar organizational documents may be amended pursuant to this Plan. On the Effective Date, without any further corporate or similar action, the certificate of incorporation and bylaws of Reorganized IES shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. The certificate of incorporation and by-laws of Reorganized IES shall be substantially in the form filed with the Plan Supplement. The appointment of the Board of Directors of Reorganized IES pursuant to this Plan as of the Effective Date being deemed to constitute the election of directors of Reorganized IES by written consent in lieu of an annual meeting pursuant to Section 303 of the Delaware General Corporation Law and Section 211 of the Delaware General Corporation Law, Reorganized IES shall not be required to hold an annual meeting of stockholders prior to the end of its 2006 fiscal year. The certificate of incorporation, limited partnership or formation and bylaws or other organizational documents of each Reorganized Subsidiary shall be the certificate of incorporation, limited partnership, or formation and bylaws of each Reorganized Subsidiary on the Effective Date without any modification or amendment thereto.
     4.02 Restructuring Transactions. On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement documents, the applicable Debtors or Reorganized Debtors shall enter into the Restructuring Transactions contemplated herein, and shall take any actions as may be reasonably necessary or appropriate to effect a restructuring of their respective businesses or the overall organizational structure of the Reorganized Debtors. The Restructuring Transactions may include one or more mergers, consolidations, restructurings, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, limited partnership, or formation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions. The chairman of the board of directors, president, chief executive officer, chief financial officer, any executive vice-president or senior vice-president, or any other appropriate officer, manager or general partner of

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each Debtor or Reorganized Debtor, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be reasonably necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.
     4.03 Corporate Action; Cancellation of Securities. As of the Effective Date, the Certificates evidencing the Existing Securities shall evidence solely the right to receive from the Debtors the Distribution of the consideration, if any, set forth in Article 3.03. On the Effective Date, except as otherwise provided for herein, and except to the extent that the Term Exit Facility does not close and the Debtors elect to Reinstate the Senior Convertible Notes and related IES Subsidiary Guarantees, (a) the Existing Securities, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (b) the obligations of the Debtors under the Existing Securities and under the Debtors’ certificates of incorporation, limited partnership, or formation, any agreements, indentures, or certificates of designations governing the Existing Securities shall be terminated and discharged; provided, however, that each indenture or other agreement that governs the rights of the Holder of a Claim based on the Existing Securities and that is administered by an indenture trustee, agent, or servicer shall continue in effect solely for the purposes of (x) allowing such indenture trustee, agent, or servicer to make the Distributions to be made on account of such Claims hereunder and (y) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, expenses, and indemnification under such indenture or other agreement. Additionally, the cancellation of any indenture shall not impair the rights and duties under such indenture as between the indenture trustee thereunder and the beneficiaries of the trust created thereby. Additionally, as of the Effective Date, all IES Other Equity Interests, to the extent not already cancelled, shall be cancelled. For avoidance of doubt, the IES Other Equity Interests will include all options to purchase IES Common Stock that, immediately prior to the Effective Date, are issued and outstanding but have not been exercised in accordance with the terms and conditions of the applicable IES long-term incentive plans and related agreements pursuant to which such options were granted or that have not been deemed exercised pursuant to Article 4.05 of the Plan or that have been deemed under the provisions of Article 4.05 of the Plan to be IES Other Equity Interests. The IES Subsidiary Debtor Interests shall not be cancelled, but shall be Reinstated and shall vest in Reorganized IES or the respective Reorganized Debtors, as the case may be, as of the Effective Date.
     4.04 Directors and Executive Officers. On the Effective Date, the term of each member of IES’s current board of directors will automatically expire. Subject to the requirements of section 1129(a)(5) of the Bankruptcy Code, the initial board of directors of Reorganized IES on and after the Effective Date will consist of nine (9) members, consisting of IES’s new chief executive officer and eight (8) other members to be designated by the Ad Hoc Committee.
     The Debtors shall identify the individuals proposed to serve as directors of Reorganized IES in the Plan Supplement, which shall be filed with the Bankruptcy Court on or before the date that is ten (10) days prior to the Confirmation Hearing. The board of directors of Reorganized

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IES shall have the responsibility for the oversight of Reorganized IES on and after the Effective Date. The members of existing IES management shall maintain their current positions as executive officers of the Reorganized Debtors on and after the Effective Date, unless otherwise provided in the Plan Supplement.1 The current officers and directors of the IES Subsidiaries shall also serve as the officers and directors of each of the Reorganized Subsidiaries, respectively, on and after the Effective Date unless otherwise provided in the Plan Supplement.
     On the Effective Date, Reorganized IES will assume all existing Employment Agreements to which the Debtors are a party.
     4.05 Vesting of Options and IES Existing Restricted Common Stock; Deemed Exercise of Certain Options for IES Common Stock In connection with and immediately prior to the consummation of the Plan on the Effective Date, all IES Existing Restricted Common Stock and all non-vested options to purchase IES common stock issued pursuant to IES’s existing long-term incentive plans and related agreements and outstanding (or, in the case of certain shares of IES Existing Restricted Common Stock, issued and held in treasury) immediately prior to the Effective Date will become fully vested, all restrictions, if any, with respect thereto will lapse and all performance criteria, if any, applicable thereto, will be deemed to have been satisfied. In connection with and immediately prior to the consummation of the Plan on the Effective Date, each option that becomes vested pursuant to the terms of this Article 4.05 with an exercise price that is less than or equal to the Fair Market Value (as defined in the applicable existing IES long-term incentive plan and related agreement pursuant to which such option was granted) of a share of IES common stock on the day prior to the Effective Date will be deemed to have been exercised by the holder thereof in a cashless exercise and such holder shall be deemed to have received upon such exercise a number of shares of IES common stock (rounded down to the nearest whole number after taking into account all such options held by such holder) having a Fair Market Value as of the day prior to the Effective Date that is equal to the difference between such Fair Market Value and such exercise price. The shares of IES common stock deemed to be so issued will be treated as Class 8 IES Common Stock Interests under this Plan. Each other option to purchase IES common stock that is issued and outstanding immediately prior to the Effective Date will be treated as a Class 9 IES Other Equity Interest and cancelled on the Effective Date unless prior to the Effective Date the holder thereof exercises such option in accordance with the terms and conditions of the applicable existing IES long-term incentive plan and related agreement pursuant to which such option was issued, in which case the share(s) of IES common stock issued upon exercise thereof shall be treated as Class 8 IES Common Stock Interests under this Plan.

[1]	Pursuant to the employment agreement dated February 13, 2006 between IES and C. Byron Snyder (a copy of which will be filed with the Plan Supplement), unless the agreement is earlier terminated in accordance with its terms, Mr. Snyder will remain the President and Chief Executive Officer of IES, or Reorganized IES, as the case may, be until the earlier of such time (i) as a new president and chief executive officer is hired by the board of directors of IES or Reorganized IES, as the case may be, or (ii) as is otherwise determined by the board of directors of IES or Reorganized IES, as the case may be (in either case, a “Replacement Event”). If Mr. Snyder ceases to be the President and Chief Executive Officer as a result of a Replacement Event before the end of the two-year term of his employment agreement, Mr. Snyder will continue to be engaged by IES or Reorganized IES, as the case may be, as a consultant until the end of such term unless the agreement is earlier terminated in accordance with its terms.

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     4.06 New Securities. As of the Effective Date, 12,631,421 shares of New IES Common Stock shall be issued, on a Pro Rata basis, to Holders of Allowed Senior Subordinated Note Claims in full satisfaction of and in exchange for their Allowed Senior Subordinated Note Claims. As a result, the Holders of the Allowed Senior Subordinated Note Claims will own 82% of the shares of New IES Common Stock issued and outstanding as of the Effective Date, subject to dilution by the issuance of shares of New IES Common Stock upon exercise of the New Options granted pursuant to the 2006 Long Term Incentive Plan.
     As of the Effective Date, 2,310,626 shares of New IES Common Stock shall be issued, on a Pro Rata basis, to the Holders of IES Common Stock Interests in full satisfaction of and in exchange for such IES Common Stock Interests. As a result, the Holders of IES Common Stock Interests will own 15% of the shares of New IES Common Stock issued and outstanding as of the Effective Date, subject to dilution by the issuance of shares of New IES Common Stock upon exercise of the New Options granted pursuant to the 2006 Long Term Incentive Plan.
     As of the Effective Date, 462,125 shares of Restricted New IES Common Stock, representing 3% of the shares of New IES Common Stock issued and outstanding as of the Effective Date, shall be issued to certain members of Reorganized IES’s management as part of the 2006 Long Term Incentive Plan. Existing IES management will receive 2.5% of the shares of New IES Common Stock issued and outstanding as of the Effective Date and 0.5% will be reserved for the new Chief Executive Officer and/or other new key employees, to be allocated by the board of directors of Reorganized IES. The Restricted New IES Common Stock to be issued on the Effective Date will vest one-third (1/3) on the Initial Vesting Date, one-third (1/3) on the first anniversary of the Initial Vesting Date, and one-third (1/3) on the second anniversary of the Initial Vesting Date; provided, however, that if a person receiving Restricted New IES Common Stock is involuntarily terminated by Reorganized IES, without cause, prior to the Initial Vesting Date, the portion of the Restricted New IES Common Stock allocated to such person that would have vested on the Initial Vesting Date absent the termination will automatically vest upon such termination.
     As of the Effective Date, and without the requirement of any further action by any Entity, each former Holder of an Allowed Senior Subordinated Note Claim that becomes an owner of at least 10% of the shares of New IES Common Stock issued and outstanding as of such date or shall otherwise be an affiliate of Reorganized IES shall become a party to a Registration Rights Agreement with Reorganized IES. The Registration Rights Agreement shall require Reorganized IES to file a “shelf” registration statement covering resales of New IES Common Stock after the Effective Date and shall provide the stockholders that are parties thereto with demand and piggyback registration rights following the expiration of such “shelf” registration statement on the terms set forth in the Registration Rights Agreement. The Registration Rights Agreement shall be substantially in the form set forth in the Plan Supplement.
     As of the Effective Date, the Board of Directors of the Reorganized IES shall be authorized to issue the New Options to purchase an aggregate of up to ten percent (10%) of the number of fully diluted outstanding shares of New IES Common Stock as of the Effective Date in accordance with the 2006 Long Term Incentive Plan.

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     The issuance, grant, and reservation of New Securities authorized in this Article 4.06 shall not require any further act or action by any shareholder or creditor of the Debtors, under applicable law, regulation, order or rule.
     On or before the Distribution Date, Reorganized IES shall issue the New IES Common Stock for Distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed.
     4.07 Issuance of New Securities and New Notes. The issuance of the New Securities (and, if applicable, the issuance of the New Notes and New IES Subsidiary Guarantees) by Reorganized IES is hereby authorized without further act by the board of directors, shareholders, or officers of Reorganized IES or action under applicable law, regulation, order, or rule. All New Securities, except the Restricted New IES Common Stock (which will be issued pursuant to a registration statement on Form S-8 to be filed by IES or Reorganized IES with the SEC), issued under the Plan shall be exempt from registration under the Securities Act or any applicable state or local law pursuant to section 1145 of the Bankruptcy Code. To the extent the New Notes and New IES Subsidiary Guarantees are deemed to be a “securities” under the Securities Act, they will be issued (if they are issued) under section 4(2) of the Securities Act and Regulation D thereunder.
     4.08 Exit Facilities. On the Effective Date, Reorganized IES and certain of the IES Subsidiaries, as borrowers, and each of its non-borrower Reorganized Subsidiaries, as guarantors, will enter into two exit facilities, which will consist of the Revolving Exit Facility and the Term Exit Facility. The Revolving Exit Facility will provide liquidity for working capital and other general corporate purposes to Reorganized IES and its debtor and non-debtor subsidiaries following the conclusion of the Chapter 11 Cases, and the Term Exit Facility will be available to refinance the Senior Convertible Notes. A portion of the proceeds of the Revolving Exit Facility shall be used to refinance the principal balance of loans outstanding under the DIP Credit Documents, and any outstanding letters of credit under the DIP Facility, if not continued under the Revolving Exit Facility, will be either cash collateralized or back-stopped with new letters of credit from the Revolving Exit Facility.
     4.09 2006 Long Term Incentive Plan. On the Effective Date, Reorganized IES will adopt a stock incentive plan (the “2006 Long Term Incentive Plan”). The 2006 Long Term Incentive Plan will provide for awards in the form of stock options and restricted stock. Pursuant to the terms of the 2006 Long Term Incentive Plan, up to a maximum of 10% of the number of fully diluted shares of New IES Common Stock outstanding as of the Effective Date will be available for issuance. Individual awards will not exceed 50% of the maximum number of shares available for issuance under the 2006 Long Term Incentive Plan. Certain members of Reorganized IES’s Management will be issued restricted shares of New IES Common Stock (“Restricted New IES Common Stock”) equal to 3% of the New IES Common Stock to be issued pursuant to the Plan, before giving effect to the options issued pursuant to the 2006 Long Term Incentive Plan, with 2.5% to be allocated to existing IES management on the Effective Date and 0.5% to be reserved for the new Chief Executive Officer and/or other new key employees, as determined by the board of directors of Reorganized IES. The Restricted New IES Common Stock to be issued on the Effective Date will vest one-third (1/3) on the Initial Vesting Date, one-

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third (1/3) on the first anniversary of the Initial Vesting Date, and one-third (1/3) on the second anniversary of the Initial Vesting Date; provided, however, that if a person receiving Restricted New IES Common Stock is involuntarily terminated by Reorganized IES, without cause, prior to the Initial Vesting Date, the portion of the Restricted New IES Common Stock allocated to such person that would have vested on the Initial Vesting Date absent the termination will automatically vest upon such termination.
     After the Effective Date, Reorganized IES will grant options issued pursuant to the 2006 Long Term Incentive Plan to C. Byron Snyder and to certain other officers and key employees identified by Reorganized IES’s board of directors. The New Options will be issued with an exercise price equal to the fair market value of the Reorganized IES shares as of the date of issuance and with vesting provisions to be determined by the board of directors of Reorganized IES, or, in the case of Mr. Snyder, such exercise price and vesting provisions will be as set forth in his option agreement with Reorganized IES (the form of which is attached to his Employment Agreement with IES).
     4.10 Revesting of Assets. The property of each Debtor’s Estate shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Equity Interests, charges and Liens except as specifically provided or contemplated herein, in connection with the Revolving Exit Facility, Term Exit Facility, or in the Confirmation Order. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses incurred after the Effective Date.
     4.11 Preservation of Rights of Action; Settlement of Litigation Claims . Except as otherwise provided herein or the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, following the Confirmation Date, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action that any of the Debtors or their Estates may hold against any Person or Entity without further approval of the Bankruptcy Court. The Reorganized Debtors or their successor(s) may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successor(s) who hold such rights.
     4.12 Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or Entity pursuant to this Plan, including the Revolving Exit Facility and Term Exit Facility, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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ARTICLE V
PROVISIONS GOVERNING DISTRIBUTIONS
     5.01 Distributions for Claims and Equity Interests Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, Distributions and issuances of New IES Common Stock, Restricted New IES Common Stock, and New Notes (to the extent applicable) to be made (1) in exchange for or on account of Claims or Equity Interests that are Allowed Claims or Allowed Equity Interests as of the Effective Date or (2) to certain members of Reorganized IES’s management pursuant to the 2006 Long Term Incentive Plan, shall be made on the Distribution Date, or as soon as thereafter as reasonably practicable. All Cash Distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors. Any Distribution hereunder of property other than Cash (including any issuance of New IES Common Stock, Restricted New IES Common Stock, and New Notes, to the extent applicable, and the Distribution of such New IES Common Stock, Restricted New IES Common Stock, or New Notes (to the extent applicable) in exchange for Allowed Claims and Allowed Equity Interests as of the Effective Date) shall be made by the Disbursing Agent, the Senior Subordinated Notes Indenture Trustee, the Senior Convertible Notes Indenture Trustee, or the transfer agent in accordance with the terms of this Plan.
     5.02 Disbursing Agent. The Disbursing Agent shall make all Distributions required hereunder, except with respect to a Holder of a Claim whose Distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, which Distributions shall be deposited with the appropriate indenture trustee, agent, or servicer, who shall deliver such Distributions to the Holders of Allowed Claims in accordance with the provisions hereof and the terms of the relevant indenture or other governing agreement.
     If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity (or, in the case of the Senior Subordinated Notes Indenture or the Senior Convertible Notes Indenture, the Indenture Trustees), such Disbursing Agent or Indenture Trustee shall receive, without further Bankruptcy Court approval, reasonable compensation for Distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors, or, in the case of the Indenture Trustees, in accordance with the terms and conditions of the Senior Subordinated Notes Indenture or Senior Convertible Notes Indenture (as applicable) or upon such other terms as may be agreed upon between such Indenture Trustee and the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.
     5.03 Surrender of Securities or Interests. On or before the Distribution Date, or as soon as reasonably practicable thereafter, each Holder of a Certificate shall surrender such Certificate (i) in the case of Equity Interests, to the Disbursing Agent, (ii) in the case of the Senior Subordinated Notes, to the Senior Subordinated Notes Indenture Trustee, and (iii) in the case of the Senior Convertible Notes, to the Senior Convertible Notes Trustee, and each Certificate shall be cancelled. No Distribution of property hereunder shall be made to or on

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behalf of any such Holder unless and until such Certificate is received by the Disbursing Agent or the applicable Indenture Trustee, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the applicable Indenture Trustee, as the case may be. Any such Holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the applicable Indenture Trustee, as the case may be, prior to the second anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims or Equity Interests in respect of such Certificate and shall not participate in any Distribution hereunder, and all New IES Common Stock in respect of such forfeited Distribution shall be cancelled notwithstanding any federal or escheat laws to the contrary.
     5.04 Instructions to Disbursing Agent. Prior to any Distribution on account of an Allowed Senior Subordinated Note Claim, the Senior Subordinated Notes Indenture Trustee shall (a) inform the Disbursing Agent as to the amount of properly surrendered Senior Subordinated Notes and (b) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of registered Holders of Allowed Senior Subordinated Note Claims, and the number of shares of New IES Common Stock to be issued and distributed to or on behalf of such Holders of Allowed Senior Subordinated Note Claims in exchange for properly surrendered Senior Subordinated Notes.
     In the event that the Debtors elect to make a Distribution on account of the Allowed Senior Convertible Note Claims, the Senior Convertible Notes Indenture Trustee shall, prior to such Distribution, (x) inform the Disbursing Agent as to the amount of properly surrendered Senior Convertible Notes and (y) inform the Disbursing Agent in a properly completed letter of transmittal, accompanied by properly remitted securities, of the names of registered Holders of Allowed Senior Convertible Note Claims, and the Pro Rata share of the principal amount of the Senior Convertible Notes held by each such Holder.
     5.05 Services of the Indenture Trustees. The Indenture Trustees’ services with respect to consummation of this Plan shall be as set forth herein and as authorized by the Senior Subordinated Notes Indenture and the Senior Convertible Notes Indenture, as applicable.
     5.06 Record Date for Plan Distributions. Except with respect to securities Claims and Equity Interests, at the close of business on the Record Date for Plan Distributions, the transfer ledgers for the Senior Secured Debt (maintained by BofA, as administrative agent under the Credit Agreement) shall be closed, and there shall be no further changes recognized in the record Holders of such debt. The Reorganized Debtors and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such debt occurring after the Record Date for Plan Distributions and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders listed on the transfer ledgers as of the close of business on the Record Date for Plan Distributions. Distributions on account of any securities Claims or Equity Interests shall be made in accordance with Article 5.03 of the Plan.
     5.07 Means of Cash Payment. Cash payments hereunder shall be in U.S. funds by check, wire transfer, or such other commercially reasonable manner as the payor shall determine in its sole discretion.

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     5.08 Calculation of Distribution Amounts of New IES Common Stock. No fractional shares of New IES Common Stock shall be issued or distributed hereunder or by Reorganized IES or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New IES Common Stock shall receive the total number of whole shares of New IES Common Stock to which such Person is entitled. Whenever any Distribution to a particular Person would otherwise call for Distribution of a fraction of a share of New IES Common Stock, such number of shares to be distributed shall be rounded up or down to the nearest whole number and such Person shall receive no separate consideration for such fractional shares.
     5.09 Delivery of Distributions; Undeliverable or Unclaimed Distributions. Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent or the Indenture Trustees, as the case may be, (a) at the Holder’s last known address, (b) at the address in any written notice of address change delivered to the Disbursing Agent, (c) in the case of the Holder of an Allowed Senior Convertible Note Claim or an Allowed Senior Subordinated Note Claim, at the address in the respective Indenture Trustee’s official records, or (d) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made, unless and until the Disbursing Agent or respective Indenture Trustee is notified of such Holder’s then current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made through the Disbursing Agent or an Indenture Trustee shall be returned to the appropriate Reorganized Debtor or Indenture Trustee, as the case may be, until such Distributions are claimed. All claims for undeliverable Distributions must be made on or before the second anniversary of the Effective Date, after which date (x) all Cash in respect of such forfeited Distribution including interest accrued thereon shall revert to Reorganized IES and (y) all New IES Common Stock or New Notes (to the extent applicable) in respect of such forfeited Distribution shall be cancelled, in each case, notwithstanding any federal or escheat laws to the contrary. The Debtors will file a list of unclaimed Distributions immediately prior to the closing of these Chapter 11 Cases.
     5.10 Withholding and Reporting Requirements. In connection with this Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements.
     5.11 Setoffs. Other than in respect of any Allowed Credit Agreement Claim or any Allowed Senior Subordinated Note Claim, a Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the Claim’s Holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or Reorganized Debtors may have against such Holder. Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law.

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ARTICLE VI
PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
CLAIMS
     6.01 Objections to Claims; Disputed Claims. The Debtors intend to make Distributions, as required by this Plan, in accordance with the Schedules, if any, and the books and records of the Debtors (or in the case of the Senior Secured Debt or obligations under the DIP Facility, in accordance with the books and records of BofA as administrative agent). Unless disputed by a Holder of a Claim or Equity Interest, the amount set forth in the Schedules and the books and records of the Debtors shall constitute the amount of the Allowed Claim or Allowed Equity Interest of such Holder. If any Holder of a Claim or Equity Interest disagrees with the Debtors, such Holders must so advise the Debtors in writing, in which event, the Claim or Equity Interest shall be a Disputed Claim or a Disputed Equity Interest. The Debtors intend to attempt to resolve any such disputes consensually, or, at the Debtors option, through other judicial means outside of the Bankruptcy Court. Nevertheless, the Debtors may, in their discretion, file with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or Equity Interest, or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order; provided, however, that the Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Claims or Equity Interests. In addition, any Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code or other applicable law regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of the any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate Distribution on such Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.
     6.02 No Distribution Pending Allowance. Notwithstanding any other provision herein, if any portion of a Claim is a Disputed Claim or any portion of an Equity Interest is a Disputed Equity Interest, no payment or Distribution provided hereunder shall be made on account of or in exchange for such portion of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest.
     6.03 Distributions After Allowance. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a Distribution shall be made to the Holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the Disbursing Agent

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shall provide to the Holder of such Claim or Equity Interest the Distribution to which such Holder is entitled hereunder on account of or in exchange for such Allowed Claim.
ARTICLE VII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     7.01 Assumed Contracts and Leases. Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with this Plan, as of the Effective Date each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (a) was previously assumed or rejected by the Debtors, (b) previously expired or terminated pursuant to its own terms, (c) is the subject of a motion to reject filed on or before the Confirmation Date or (d) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date.
     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (x) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (y) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.
     7.02 Payments Related to Assumption of Contracts and Leases. Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor on or before the Effective Date; provided, however, if there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.
     7.03 Rejected Contracts and Leases. Except for those executory contracts and unexpired leases set forth on a schedule to the Plan Supplement, none of the executory contracts and unexpired leases to which a Debtors are a party shall be rejected under the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party.
     7.04 Claims Based upon Rejection of Executory Contracts or Unexpired Leases. All Claims arising out of the rejection of executory contracts and unexpired leases must be served upon the appropriate Debtor and its counsel within sixty (60) days after the earlier of (a) the date

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of entry of an order of the Bankruptcy Court approving such rejection or (b) the Confirmation Date. Any such Claims not filed within such times shall be forever barred from assertion against the respective Debtor, its Estate, and its property.
     7.05 Compensation and Benefit Plans and Treatment of Retirement Plan. Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, all employee compensation and benefit plans of the Debtors, including benefit plans and programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Commencement Date and not since terminated, shall be deemed to be, and shall be treated as if they were, executory contracts that are to be assumed hereunder. The Debtors’ obligations under such plans and programs shall survive Confirmation of this Plan, except for (a) executory contracts or employee benefit plans specifically rejected pursuant to this Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (b) such executory contracts or employee benefit plans as have previously been rejected, are the subject of a motion to reject as of the Confirmation Date, or have been specifically waived by the beneficiaries of any employee benefit plan or contract; provided, however, that the Debtors’ obligations, if any, to pay all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, shall continue unimpaired and in full force and effect. Options issued under the Debtors’ long term incentive plans existing as of the Commencement Date shall be cancelled unless exercised prior to the Effective Date in accordance with the terms and conditions of the applicable existing IES long-term incentive plans and agreements pursuant to which such options were issued or deemed exercised pursuant to the provisions of Article 4.05 of this Plan.
ARTICLE VIII
ACCEPTANCE OR REJECTION OF THIS PLAN
     8.01 Classes Entitled to Vote. Each Holder, as of the Voting Record Date, of an Allowed Claim in Classes 5 or 6 or Allowed Equity Interest in Class 8 is entitled to vote to accept or reject this Plan. Holders of Claims or Equity Interests in Unimpaired Classes 1, 2, 3, 4, 7 and 10 shall not be entitled to vote because they are conclusively deemed, by operation of section 1126(f) of the Bankruptcy Code, to have accepted this Plan. Holders of Equity Interests in Impaired Class 9 will not receive or retain any property under this Plan on account of their Equity Interests, and therefore are deemed not to have accepted the Plan by operation of section 1126(g) of the Bankruptcy Code.
     8.02 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted this Plan if the Holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in the Class actually voting have voted to accept this Plan and an Impaired Class of Equity Interests shall have accepted this Plan if the Holders of at least two-thirds (2/3) in amount of the Allowed Equity Interests in the Class actually voting have voted to accept this Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.
     8.03 Elimination of Classes. Any Class that does not contain any Allowed Claims or Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018, as of the date of the commencement of the Confirmation Hearing, shall

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be deemed not included in this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether such Class has accepted or rejected this Plan under section 1129(a)(8) of the Bankruptcy Code.
     8.04 Nonconsensual Confirmation. The Bankruptcy Court may confirm this Plan over the dissent of or rejection by any Impaired Class if all of the requirements for consensual confirmation under subsection 1129(a), other than subsection 1129(a)(8), of the Bankruptcy Code and for nonconsensual confirmation under subsection 1129(b) of the Bankruptcy Code have been satisfied. To the extent necessary, the Debtors shall request Confirmation of this Plan, as this Plan may be modified from time to time, under section 1127 of the Bankruptcy Code.
ARTICLE IX
CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS
     9.01 Conditions to Confirmation. The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors, the Ad Hoc Committee, and any Committee appointed in these Chapter 11 Cases. This condition is subject to the satisfaction or waiver in accordance with Article 9.04 below.
     The proposed Confirmation Order shall be in form and substance reasonably acceptable to the Revolving Exit Facility Agent and the Term Exit Facility Agent in all respects that relate to, or could otherwise reasonably be expected to impact in an adverse manner, the Revolving Exit Facility Lenders or the Term Exit Facility Lenders.
     9.02 Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article 9.04 below:
          a) The Confirmation Order shall have been entered by the Bankruptcy Court.
          b) The Confirmation Order shall have become a Final Order.
          c) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of this Plan shall have been obtained.
          d) The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Securities and the New Notes and New IES Subsidiary Guarantees (if applicable).
          e) All other actions, documents, and agreements necessary to implement this Plan shall have been effected or executed.
          f) All documents referenced in subsections (d) and (e) of this article, including all documents in the Plan Supplement, shall be reasonably acceptable to the Ad Hoc Committee.
          g) No stay of the consummation of this Plan shall be in effect.

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     Furthermore, it shall be a condition to the effectiveness of the Plan that (i) the Term Exit Facility shall have closed and Cash from the proceeds of such facility shall be available to pay the Holders of the Allowed Senior Convertible Note Claims as required by Article 3.03(e)(ii) hereof, (ii) the Bankruptcy Court shall have entered an order, following a Contingency Hearing approving either (a) the Reinstatement Treatment, or (b) the New Note Exchange Treatment, or (iii) if a requirement for a Contingency Hearing is waived by the Holders of the Senior Convertible Notes, the Debtors and the Holders of the Senior Convertible Notes shall have reached an agreement on the applicable treatment. If a Contingency Hearing is convened and the Bankruptcy Court sustains objections asserted by the Senior Convertible Notes Indenture Trustee or Holders of Senior Convertible Note Claims to confirmation of the Plan (whether such objections relate to the proposed treatment of the Senior Convertible Note Claims or other confirmation issues), the Bankruptcy Court shall forthwith vacate the Confirmation Order.
     9.03 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Article 9.02 hereof shall not have occurred or been waived pursuant to Article 9.04 on or before July 14, 2006, or such later date as may be agreed to by the Debtors and the Ad Hoc Committee, (a) the Confirmation Order shall be vacated, (b) no Distributions under the Plan shall be made, (c) the Debtors and Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Order had never been entered, and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any Person or governmental Entity or to prejudice in any manner the rights of the Debtors or any Person or governmental Entity in any other or further proceedings involving the Debtors.
     9.04 Waiver of Conditions. Each of the conditions set forth in Article 9.01 and Article 9.02 above, other than as set forth in Article 9.02(a) and Article 9.02(g), may be waived in whole or in part by the Debtors with the consent of the Ad Hoc Committee (which consent shall not be unreasonably withheld).
ARTICLE X
MODIFICATIONS AND AMENDMENTS; WITHDRAWAL
     Subject to the provisions of the Plan Support Agreement, the Debtors may amend or modify this Plan at any time prior to the Confirmation Date. The Debtors reserve the right to include any amended exhibits in the Plan Supplement with the consent of the Ad Hoc Committee, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit; provided, however, that the DIP Commitment Letter, the DIP Credit Documents, the Revolving Exit Facility Commitment Letter, the Revolving Exit Facility Credit Documents, the Term Exit Facility Commitment Letter, and the Term Exit Facility Credit Documents may not be amended without the consent of the parties thereto. After the Confirmation Date the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies herein, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be reasonably necessary to carry out the purposes and intent hereof so long as such proceedings do not materially and adversely affect the treatment of Holders of Claims or Equity Interests hereunder.

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ARTICLE XI
RETENTION OF JURISDICTION
     Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding this Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:
          a) hear and determine any and all objections to the allowance of Claims or Equity Interests;
          b) hear and determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;
          c) hear and determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;
          d) hear and determine all Professional Fee Claims and other Administrative Claims;
          e) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Rejection Claim or required Cure or the liquidation of any Claims arising therefrom;
          f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;
          g) enter such orders as may be necessary or appropriate in aid of the consummation hereof and to execute, implement, or consummate the provisions hereof and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;
          h) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of this Plan and all contracts, instruments, and other agreements executed in connection with this Plan;
          i) hear and determine any request to modify this Plan or to cure any defect or omission or reconcile any inconsistency herein or any order of the Bankruptcy Court;
          j) issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, consummation, or enforcement hereof or the Confirmation Order;
          k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

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          l) hear and determine any matters arising in connection with or relating hereto, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;
          m) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;
          n) recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;
          o) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
          p) hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;
          q) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and
          r) enter a final decree closing the Chapter 11 Cases.
ARTICLE XII
COMPROMISES AND SETTLEMENTS
     Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons. Each of the Debtors expressly reserves the right (and except as otherwise provided herein, with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall transfer to the Reorganized Debtors pursuant hereto and no Bankruptcy Court approval of any such action, compromise or settlement shall be required.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
13.01 Bar Date for Certain Claims
          a) Administrative Claims. At the election of the Debtors, the Confirmation Order may establish an Administrative Claims Bar Date for the filing of all Administrative Claims (other than Administrative Claims paid in the ordinary course of business pursuant to Article 2.01 hereof, Professional Fee Claims, Claims for United States Trustee fees, Claims outstanding under the DIP Facility, or Claims for the expenses of the members of the Ad Hoc Committee, the Committee, or the Equity Committee), which date shall be ninety (90) days after the Confirmation Date. If such an Administrative Claims Bar Date is established, Holders of asserted Administrative Claims (other than Administrative Claims paid in the ordinary course of

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business pursuant to Article 2.01 hereof, Professional Fee Claims, Claims for United States Trustee fees, Claims outstanding under the DIP Facility, or Claims for the expenses of the members of the Ad Hoc Committee, the Committee, or the Equity Committee), must submit proofs of Administrative Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. If an Administrative Claims Bar Date is set, (i) the notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) shall set forth such date and constitute notice of the Administrative Claims Bar Date, and (ii) the Debtors or the Reorganized Debtors, as the case may be, shall have sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims. All such objections shall be litigated to Final Order; provided, however, that the Debtors or the Reorganized Debtors may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Administrative Claims.
          b) Professional Fee Claims. All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Committee, the Equity Committee, or to such other entities as to which the foregoing sections apply prior to the Confirmation Date must be filed and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other Entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other Entity, no later than twenty (20) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.
     13.02 Payment of Statutory Fees. All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.
     13.03 Severability of Plan Provisions. If, prior to Confirmation, any term or provision hereof is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
     13.04 Successors and Assigns. The rights, benefits and obligations of all Persons named or referred to herein shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

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     13.05 Injunction. ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE IN EFFECT UNTIL THE EFFECTIVE DATE. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ALL PERSONS OR ENTITIES THAT HAVE HELD, HOLD OR MAY HOLD CLAIMS OR CAUSES OF ACTION AGAINST OR EQUITY INTERESTS IN ANY OF THE DEBTORS ARE, AS OF THE EFFECTIVE DATE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY OF THE DEBTORS AND THEIR ESTATES, THE REORGANIZED DEBTORS, OR THEIR PROPERTY OR ASSETS, ON ACCOUNT OF SUCH CLAIMS, CAUSES OF ACTION OR EQUITY INTERESTS: (A) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (B) ENFORCING, LEVYING, ATTACHING, COLLECTING OR OTHERWISE RECOVERING IN ANY MANNER OR BY ANY MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (C) CREATING, PERFECTING OR ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY LIEN RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; (D) ASSERTING ANY SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND, DIRECTLY OR INDIRECTLY, AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTORS RELATING TO SUCH CLAIM, CAUSE OF ACTION OR EQUITY INTEREST; AND (E) PROCEEDING IN ANY MANNER IN ANY PLACE WHATSOEVER THAT DOES NOT CONFORM TO OR COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN OR THE CONFIRMATION ORDER. NOTWITHSTANDING THIS SECTION, THE SET OFF RIGHTS OF ANY HOLDERS OF ALLOWED CLAIMS ARE PRESERVED TO THE EXTENT OF APPLICABLE LAW.
     13.06 Debtors’ Releases. AS OF THE EFFECTIVE DATE, THE DEBTORS AS DEBTORS IN POSSESSION AND THE REORGANIZED DEBTORS WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS AND THE REORGANIZED DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED HEREUNDER) WHETHER DIRECT OR DERIVATIVE, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE, OR IN ANY WAY RELATING TO THE RESTRUCTURING OF THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES AGAINST (A) THE DIRECTORS, OFFICERS AND EMPLOYEES OF ANY OF THE DEBTORS AND THE DEBTORS’ AGENTS, ADVISORS AND PROFESSIONALS

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SERVING AS OF THE COMMENCEMENT DATE, IN EACH CASE IN THEIR CAPACITY AS SUCH, (B) THE HOLDERS OF SENIOR SUBORDINATED NOTE CLAIMS, INCLUDING THE SUPPORTING NOTEHOLDERS, AND THE SENIOR SUBORDINATED NOTES INDENTURE TRUSTEE, AND THE AGENTS, ADVISORS AND PROFESSIONALS OF SAME, IN EACH CASE IN THEIR CAPACITY AS SUCH, (C) THE HOLDERS OF CREDIT AGREEMENT CLAIMS AND CLAIMS UNDER THE DIP FACILITY, AND THE AGENTS, ADVISORS AND PROFESSIONALS OF SAME, IN EACH CASE IN THEIR CAPACITY AS SUCH, AND (D) THE MEMBERS OF ANY COMMITTEE, INCLUDING THE AD HOC COMMITTEE, AND ITS AGENTS, ADVISORS AND PROFESSIONALS, IN EACH CASE IN THEIR CAPACITY AS SUCH; PROVIDED, HOWEVER, NOTHING IN THIS ARTICLE 13.06 OF THE PLAN SHALL BE CONSTRUED TO RELEASE OR EXCULPATE ANY PERSON OR ENTITY FROM FRAUD, WILLFUL MISCONDUCT, CRIMINAL CONDUCT, OR UNAUTHORIZED USE OF CONFIDENTIAL INFORMATION THAT CAUSES DAMAGES OR FOR PERSONAL GAIN.
     13.07 Exculpation and Limitation of Liability. The Debtors, the Reorganized Debtors, the Holders of Senior Subordinated Note Claims, the Supporting Noteholders, the Senior Secured Lenders, the DIP Lenders, the Senior Subordinated Notes Indenture Trustee, the Committee, the Ad Hoc Committee, and any and all of their respective present and former members, officers, directors, employees, equity interest holders, partners, affiliates, advisors, attorneys, and agents, and any of their successors or assigns, shall not have or incur any liability to any Holder of a Claim or an Equity Interest, or any other party-in-interest, or any of their respective agents, employees, equity interest holders, partners, members, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the negotiation, solicitation, and/or distribution of the Plan and Disclosure Statement, the administration of the Chapter 11 Cases, the solicitation of acceptances hereof, the pursuit of Confirmation hereof, the consummation hereof, or the administration hereof or the property to be distributed hereunder, except for their willful misconduct or gross negligence, and in all respects they shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities.
     13.08 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties-in-interest in the Chapter 11 Cases.
     13.09 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or consummation hereof does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied herein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained herein, and no acts taken in preparation for consummation hereof, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Person, (y) prejudice in any manner

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the rights of the Debtors or any Entity in any further proceedings involving the Debtors, or (z) constitute an admission of any sort by the Debtors or any other Entity.
     13.10 Committees. On the Effective Date, the duties of the Committee and the Equity Committee shall terminate.
     13.11 Plan Supplement. Any and all agreements, exhibits, lists, or schedules referred to herein but not filed with this Plan shall be contained in the Plan Supplement. The Debtors’ initial Plan Supplement was filed with the Bankruptcy Court on the Commencement Date. All remaining documents required to be filed with the Plan Supplement but not filed as part of the initial Plan Supplement shall be filed with the Bankruptcy Court at least ten (10) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours or may obtain a copy by contacting Pam Lewis, paralegal at Vinson & Elkins L.L.P., at (214) 220-7960. Holders of Claims against or Equity Interests in the Debtors may also obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article 13.12.
     13.12 Notices to Debtors. Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor hereunder shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:
INTEGRATED ELECTRICAL SERVICES, INC.
1800 West Loop South
Houston, Texas 77057
Attn: Curt L. Warnock
Telephone: (713) 860-1500
Facsimile: (713) 860-1588
with a required copy to:
VINSON & ELKINS L.L.P.
Trammell Crow Center
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attn: Daniel C. Stewart
Telephone: 214.220.7700
Facsimile: 214.220-7716
     13.13 Indemnification Obligations. Except as otherwise specifically set forth herein, any obligations or rights of the Debtors or Reorganized Debtors to defend, indemnify, reimburse, or limit the liability of the Debtors’ present and former directors, managing partners, managers, officers or employees (the “Covered Persons”) pursuant to the Debtors’ or Reorganized Debtors’ certificates of incorporation, limited partnership or formation, bylaws or similar organizational

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 40 of 53

documents, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such Covered Persons based upon any act or omission related to such Covered Persons’ service with, for, or on behalf of the Debtors prior to the Effective Date shall be deemed executory contracts assumed hereunder and shall, in any event, survive Confirmation hereof and remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement, or limitation of liability accrued or is owed in connection with an occurrence before or after the Commencement Date.
     13.14 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of New York shall govern the construction and implementation hereof and any agreements, documents, and instruments executed in connection with this Plan and (b) the laws of the state of incorporation or organization of each Debtor shall govern corporate or other governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.
     13.15 Prepayment. Except as otherwise provided herein or the Confirmation Order, the Debtors shall have the right to prepay, without penalty or premium, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.
     13.16 Section 1125(e) of the Bankruptcy Code. As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances hereof in good faith and in compliance with the Bankruptcy Code. As of the Confirmation Date, the Debtors, the Supporting Noteholders, and each of their respective affiliates, agents, directors, managing partners, managers, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities and the New Notes and New IES Subsidiary Guarantees (if applicable) hereunder, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any law, rule or regulation governing the solicitation of acceptances or rejections hereof, the offer and issuance of New Securities and the New Notes and New IES Subsidiary Guarantees (if applicable) hereunder, or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, the Plan Supplement, and any and all related documents.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 41 of 53

Dated: Dallas, Texas March 17, 2006

VINSON & ELKINS L.L.P. Attorneys for the Debtors			INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Daniel C. Stewart	By:	/s/ Curt L. Warnock

	Daniel C. Stewart 2001 Ross Avenue, Suite 3700 Dallas, Texas 75201 (214) 220-7960		Curt L. Warnock Senior Vice President

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 42 of 53

ALADDIN-WARD ELECTRIC & AIR, INC.
AMBER ELECTRIC, INC.
ARC ELECTRIC, INCORPORATED
BACHOFNER ELECTRIC, INC.
BEAR ACQUISITION CORPORATION
BRYANT ELECTRIC COMPANY, INC.
BW/BEC, INC.
BW CONSOLIDATED, INC.
CHARLES P. BAGBY CO., INC.
COLLIER ELECTRIC COMPANY, INC.
COMMERCIAL ELECTRICAL CONTRACTORS, INC.
CROSS STATE ELECTRIC, INC.
CYPRESS ELECTRICAL CONTRACTORS, INC.
DANIEL ELECTRICAL CONTRACTORS, INC.
DANIEL ELECTRICAL OF TREASURE COAST, INC.
DANIEL INTEGRATED TECHNOLOGIES, INC.
DAVIS ELECTRICAL CONSTRUCTORS, INC.
ELECTRO-TECH, INC.
EMC ACQUISITION CORPORATION
FEDERAL COMMUNICATIONS GROUP, INC.
GENERAL PARTNER, INC.
HATFIELD REYNOLDS ELECTRIC COMPANY
HOLLAND ELECTRICAL SYSTEMS, INC.
HOUSTON-STAFFORD ELECTRIC HOLDINGS III, INC.
HOUSTON-STAFFORD MANAGEMENT LLC
ICS HOLDINGS LLC
IES ALBUQUERQUE, INC.
IES AUSTIN, INC.
IES AUSTIN MANAGEMENT LLC
IES CHARLESTON, INC.
IES CHARLOTTE, INC.
IES COLLEGE STATION, INC.
IES COLLEGE STATION MANAGEMENT LLC
IES COMMUNICATIONS, INC.
IES CONTRACTORS MANAGEMENT LLC
IES DECATUR, INC.
IES EAST MCKEESPORT, INC.
IES ENC, INC.
IES ENC MANAGEMENT, INC.
IES MERIDIAN, INC.
IES NEW IBERIA, INC.
IES OKLAHOMA CITY, INC.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED
ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 43 of 53

IES OPERATIONS GROUP, INC.
IES PROPERTIES, INC.
IES PROPERTIES MANAGEMENT, INC.
IES RALEIGH, INC.
IES RAPID CITY, INC.
IES RESIDENTIAL GROUP, INC.
IES SPECIALTY LIGHTING, INC.
IES VALDOSTA, INC.
IES VENTURES INC.
IES WILSON, INC.
INTEGRATED ELECTRICAL FINANCE, INC.
INTELLIGENT BUILDING SOLUTIONS, INC.
J.W. GRAY ELECTRIC CO., INC.
J.W. GRAY MANAGEMENT LLC
KAYTON ELECTRIC, INC.
KEY ELECTRICAL SUPPLY, INC.
LINEMEN, INC.
MARK HENDERSON, INCORPORATED
MENNINGA ELECTRIC, INC.
MID-STATES ELECTRIC COMPANY, INC.
MILLS ELECTRICAL CONTRACTORS, INC.
MILLS MANAGEMENT LLC
MITCHELL ELECTRIC COMPANY, INC.
M-S SYSTEMS, INC.
MURRAY ELECTRICAL CONTRACTORS, INC.
NBH HOLDING CO., INC.
NEAL ELECTRIC MANAGEMENT LLC
NEW TECHNOLOGY ELECTRICAL CONTRACTORS, INC.
NEWCOMB ELECTRIC COMPANY, INC.
PAN AMERICAN ELECTRIC COMPANY, INC.
PAN AMERICAN ELECTRIC, INC.
PAULIN ELECTRIC COMPANY, INC.
POLLOCK ELECTRIC, INC.
PRIMENET, INC.
PRIMO ELECTRIC COMPANY
RAINES ELECTRIC CO., INC.
RAINES MANAGEMENT LLC
RIVIERA ELECTRIC, LLC
RKT ELECTRIC, INC.
ROCKWELL ELECTRIC, INC.
RODGERS ELECTRIC COMPANY, INC.
RON’S ELECTRIC, INC.
SEI ELECTRICAL CONTRACTOR, INC.
SPECTROL, INC.
SUMMIT ELECTRIC OF TEXAS, INC.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED
ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 44 of 53

TESLA POWER GP, INC.
THOMAS POPP & COMPANY
VALENTINE ELECTRICAL, INC.
WRIGHT ELECTRICAL CONTRACTING, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES CONTRACTORS, INC.

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Secretary

BEXAR ELECTRIC COMPANY, LTD.
By:	BW/BEC, Inc., its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

HAYMAKER ELECTRIC, LTD
By:	General Partner, Inc., its general partner

Name:	/s/ Curt L. Warnock Curt L. Warnock
Vice President

HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP
By:	Houston-Stafford Management LLC, its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED
ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 45 of 53

IES AUSTIN HOLDING LP
By:	IES Austin Management LLC, its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES COLLEGE STATION HOLDINGS LP
By:	IES College Station Management LLC, its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES FEDERAL CONTRACT GROUP, LP
By:	IES Contractors Management LLC

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES MANAGEMENT ROO, LP
By:	Neal Electric Management LLC, its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES MANAGEMENT, LP
By:	IES Residential Group, Inc., its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES PROPERTIES, LP
By:	IES Properties Management, Inc., its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED
ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 46 of 53

J.W. GRAY ELECTRICAL CONTRACTORS LP
By:	J.W. Gray Management LLC, its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

MILLS ELECTRIC LP
By:	Mills Management LLC

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

NEAL ELECTRIC LP
By:	BW/BEC, Inc., its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

POLLOCK SUMMIT ELECTRIC LP
By:	Pollock Electric, Inc. and Summit Electric of Texas, Inc., its general partners

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

RAINES ELECTRIC LP
By:	Raines Management LLC, its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

TESLA POWER AND AUTOMATION, L.P.
By:	Tesla Power GP, Inc., its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED
ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 47 of 53

TESLA POWER PROPERTIES, LP
By:	Tesla Power GP, Inc., its general partner

Name:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED
ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT
SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 48 of 53

BEXAR ELECTRIC II LLC
BW/BEC II LLC
BW/BEC, L.L.C.
HOUSTON-STAFFORD HOLDINGS II LLC
HOUSTON-STAFFORD HOLDINGS LLC
IES AUSTIN HOLDINGS II LLC
IES AUSTIN HOLDINGS LLC
IES COLLEGE STATION HOLDINGS II LLC
IES COLLEGE STATION HOLDINGS LLC
IES CONTRACTORS HOLDINGS LLC
IES HOLDINGS II LLC
IES HOLDINGS LLC
IES PROPERTIES HOLDINGS II LLC
J.W. GRAY HOLDINGS II LLC
J.W. GRAY HOLDINGS LLC
MILLS ELECTRIC HOLDINGS II LLC
MILLS ELECTRICAL HOLDINGS LLC
POLLOCK SUMMIT HOLDINGS II LLC
RAINES HOLDINGS II LLC
RAINES HOLDINGS LLC
TESLA POWER (NEVADA) II LLC

By:	/s/ Victor Duva
Victor Duva, Manager

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 49 of 53

IES PROPERTIES HOLDINGS, INC. POLLOCK SUMMIT HOLDINGS, INC. TESLA POWER (NEVADA), INC.
By:	/s/ Victor Duva
Victor Duva, President

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 50 of 53

Addendum 1
Integrated Electrical Services, Inc.
Aladdin-Ward Electric & Air, Inc.
Amber Electric, Inc.
ARC Electric, Incorporated
Bachofner Electric, Inc.
Bear Acquisition Corporation
Bexar Electric Company, Ltd.
Bexar Electric II LLC
Bryant Electric Company, Inc.
BW/BEC, Inc.
BW/BEC II LLC
BW/BEC, L.L.C.
BW Consolidated, Inc.
Charles P. Bagby Co., Inc.
Collier Electric Company, Inc.
Commercial Electrical Contractors, Inc.
Cross State Electric, Inc.
Cypress Electrical Contractors, Inc.
Daniel Electrical Contractors, Inc.
Daniel Electrical of Treasure Coast, Inc.
Daniel Integrated Technologies, Inc.
Davis Electrical Constructors, Inc.
Electro-Tech, Inc.
EMC Acquisition Corporation
Federal Communications Group, Inc.
General Partner, Inc.
Hatfield Reynolds Electric Company
Haymaker Electric, Ltd.
Holland Electrical Systems, Inc.
Houston-Stafford Electric Holdings III, Inc.
Houston-Stafford Electrical Contractors LP
Houston-Stafford Holdings II LLC
Houston Stafford Holdings LLC
Houston-Stafford Management LLC
ICS Holdings LLC
IES Albuquerque, Inc.
IES Austin, Inc.
IES Austin Holding LP
IES Austin Holdings II LLC
IES Austin Holdings LLC
IES Austin Management LLC
IES Charleston, Inc.
IES Charlotte, Inc.
IES College Station, Inc.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 51 of 53

IES College Station Holdings II LLC
IES College Station Holdings LLC
IES College Station Holdings, LP
IES College Station Management LLC
IES Communications, Inc.
IES Contractors Holdings LLC
IES Contractors, Inc.
IES Contractors Management LLC
IES Decatur, Inc.
IES East McKeesport, Inc.
IES ENC, Inc.
IES ENC Management, Inc.
IES Federal Contract Group, L.P.
IES Holdings II LLC
IES Holdings LLC
IES Management, LP
IES Management ROO, LP
IES Meridian, Inc.
IES New Iberia, Inc.
IES Oklahoma City, Inc.
IES Operations Group, Inc.
IES Properties Holdings II LLC
IES Properties Holdings, Inc.
IES Properties, Inc.
IES Properties, LP
IES Properties Management, Inc.
IES Raleigh, Inc.
IES Rapid City, Inc.
IES Residential Group, Inc.
IES Specialty Lighting, Inc.
IES Valdosta, Inc.
IES Ventures Inc.
IES Wilson, Inc.
Integrated Electrical Finance, Inc.
Intelligent Building Solutions, Inc.
J.W. Gray Electric Co., Inc.
J.W. Gray Electrical Contractors LP
J.W. Gray Holdings II LLC
J.W. Gray Holdings, LLC
J.W. Gray Management LLC
Kayton Electric, Inc.
Key Electrical Supply, Inc.
Linemen, Inc.
Mark Henderson, Incorporated
Menninga Electric, Inc.
Mid-States Electric Company, Inc.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 52 of 53

Mills Electrical Contractors, Inc.
Mills Electric Holdings II LLC
Mills Electrical Holdings LLC
Mills Electric, LP
Mills Management LLC
Mitchell Electric Company, Inc.
M-S Systems, Inc.
Murray Electrical Contractors, Inc.
NBH Holding Co., Inc.
Neal Electric LP
Neal Electric Management LLC
New Technology Electrical Contractors, Inc.
Newcomb Electric Company, Inc.
Pan American Electric Company, Inc.
Pan American Electric, Inc.
Paulin Electric Company, Inc.
Pollock Electric, Inc.
Pollock Summit Electric LP
Pollock Summit Holdings II LLC
Pollock Summit Holdings, Inc.
PrimeNet, Inc.
Primo Electric Company
Raines Electric Co., Inc.
Raines Electric LP
Raines Holdings II LLC
Raines Holdings LLC
Raines Management LLC
Riviera Electric, LLC
RKT Electric, Inc.
Rockwell Electric, Inc.
Rodgers Electric Company, Inc.
Ron’s Electric, Inc.
SEI Electrical Contractor, Inc.
Spectrol, Inc.
Summit Electric Of Texas, Inc.
Tesla Power And Automation, L.P.
Tesla Power GP, Inc.
Tesla Power Properties, L.P.
Tesla Power (Nevada) II LLC
Tesla Power (Nevada), Inc.
Thomas Popp & Company
Valentine Electrical, Inc.
Wright Electrical Contracting, Inc.

SECOND AMENDED JOINT PLAN OF REORGANIZATION OF INTEGRATED ELECTRICAL SERVICES, INC. AND CERTAIN OF ITS DIRECT AND INDIRECT SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE	Page 53 of 53